Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS NOVEMBER RESULTS

MAYFIELD VILLAGE, OHIO — December 10, 2008 — The Progressive Corporation today reported the following results for November 2008:

(millions, except per share amounts and ratios)	November 2008	November 2007	Change
Net premiums written	$926.9	$912.8	2%
Net premiums earned	$1,050.3	$1,048.4	0%
Net income	$137.5	$93.0	48%
Per share	$.20	$.14	51%
Pretax net realized gains (losses) on securities	$100.1	$30.8	225%
Combined ratio	93.8	94.3	(.5) pts.
Average diluted equivalent shares	671.2	686.6	(2)%

(in thousands)	November 2008	November 2007	Change
Policies in Force:
Total Personal Auto	7,126.5	7,026.8	1%
Total Special Lines	3,365.9	3,125.4	8%
Total Commercial Auto	546.1	541.0	1%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

November 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$926.9

Revenues:
Net premiums earned	$1,050.3
Investment income	51.3
Net realized gains (losses) on securities	100.1	Primarily reflects gains on the sales of U. S. Treasury securities.
Service revenues	1.2

Total revenues	1,202.9

Expenses:
Losses and loss adjustment expenses	764.3
Policy acquisition costs	103.9
Other underwriting expenses	117.2
Investment expenses	1.0
Service expenses	1.4
Interest expense	11.3

Total expenses	999.1

Income before income taxes	203.8
Provision for income taxes	66.3

Net income	$137.5

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	666.4

Per share	$.21

Diluted:
Average shares outstanding	666.4
Net effect of dilutive stock-based compensation	4.8

Total equivalent shares	671.2

Per share	$.20

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	(.6)%
Common stocks	(7.1)%
Total portfolio	(1.0)%
Pretax recurring investment book yield	4.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

November 2008 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2008	2007	% Change
Net premiums written	$12,698.6	$12,862.4	(1)

Revenues:
Net premiums earned	$12,583.9	$12,832.9	(2)
Investment income	590.4	621.7	(5)
Net realized gains (losses) on securities	(1,197.3)	107.0	NM
Service revenues	15.0	20.8	(28)

Total revenues	11,992.0	13,582.4	(12)

Expenses:
Losses and loss adjustment expenses	9,193.1	9,141.7	1
Policy acquisition costs	1,254.4	1,295.4	(3)
Other underwriting expenses	1,412.8	1,415.0	0
Investment expenses	8.2	12.4	(34)
Service expenses	19.3	19.0	2
Interest expense	125.4	97.1	29

Total expenses	12,013.2	11,980.6	0

Income (loss) before income taxes	(21.2)	1,601.8	NM
Provision (benefit) for income taxes	(74.4)	486.9	NM

Net income	$53.2	$1,114.9	(95)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.0	713.7	(6)

Per share	$.08	$1.56	(95)

Diluted:
Average shares outstanding	668.0	713.7	(6)
Net effect of dilutive stock-based compensation	6.1	8.2	(26)

Total equivalent shares	674.1	721.9	(7)

Per share	$.08	$1.54	(95)

NM = Not Meaningful

The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(9.8)%	4.5%
Common stocks	(37.6)%	6.9%
Total portfolio	(13.0)%	4.9%

Pretax recurring investment book yield	4.8%	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

November 2008

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$497.6	$318.8	$816.4	$108.9	$1.6	$926.9
% Growth in NPW	(1)%	8%	2%	(4)%	NM	2%
Net Premiums Earned	$562.1	$353.8	$915.9	$132.6	$1.8	$1,050.3
% Growth in NPE	(2)%	6%	1%	(5)%	NM	0%

GAAP Ratios
Loss/LAE ratio	72.5	74.8	73.4	68.4	NM	72.8
Expense ratio	21.6	19.4	20.8	22.4	NM	21.0

Combined ratio	94.1	94.2	94.2	90.8	NM	93.8

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(5.5)
Current accident year						(.7)

Calendar year actuarial adjustment	$(4.5)	$(2.7)	$(7.2)	$1.0	$0	$(6.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(5.5)
All other development						6.3

Total development						$.8

Calendar year loss/LAE ratio						72.8

Accident year loss/LAE ratio						72.9

Statutory Ratios
Loss/LAE ratio						72.8
Expense ratio						22.1

Combined ratio						94.9

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting loss of $.8 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

November 2008 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$6,834.3	$4,235.7	$11,070.0	$1,609.3	$19.3	$12,698.6
% Growth in NPW	(3)%	4%	0%	(6)%	NM	(1)%
Net Premiums Earned	$6,802.1	$4,130.7	$10,932.8	$1,631.5	$19.6	$12,583.9
% Growth in NPE	(4)%	2%	(2)%	(4)%	NM	(2)%

GAAP Ratios
Loss/LAE ratio	73.3	72.7	73.1	73.1	NM	73.1
Expense ratio	21.4	20.7	21.1	21.5	NM	21.2

Combined ratio	94.7	93.4	94.2	94.6	NM	94.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(46.6)
Current accident year						(2.6)

Calendar year actuarial adjustment	$(14.6)	$(15.4)	$(30.0)	$(19.4)	$.2	$(49.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(46.6)
All other development						14.7

Total development						$(31.9)

Calendar year loss/LAE ratio						73.1

Accident year loss/LAE ratio						72.8

Statutory Ratios
Loss/LAE ratio						73.1
Expense ratio						21.1

Combined ratio						94.2

Statutory Surplus[3]						$4,471.1

NM = Not Meaningful

Policies in Force	November 2008	November 2007	Change
(in thousands)
Agency – Auto	4,313.6	4,431.4	(3)%
Direct – Auto	2,812.9	2,595.4	8%
Special Lines[4]	3,365.9	3,125.4	8%

Total Personal Lines Business	10,492.4	10,152.2	3%

Commercial Auto Business	546.1	541.0	1%

[1] The other businesses generated an underwriting profit of $4.5 million.

[2] Represents adjustments solely based on our corporate actuarial reviews.

[3] During November, the insurance subsidiaries declared $128.9 million in dividends to the parent company.

[4] Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles, and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

November 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,321.9)	$9,664.6
Equity securities:
Preferred stocks[2] (cost: $1,279.6)	1,105.2
Common equities (cost: $616.9)	718.7
Short-term investments (amortized cost: $1,866.3)	1,866.3

Total investments[3]	13,354.8
Net premiums receivable	2,486.5
Deferred acquisition costs	429.5
Other assets	2,537.3

Total assets	$18,808.1

Unearned premiums	$4,317.7
Loss and loss adjustment expense reserves	6,125.3
Other liabilities[4]	2,228.1
Debt	2,175.4
Shareholders’ equity	3,961.6

Total liabilities and shareholders’ equity	$18,808.1

Common Shares outstanding	675.9
Shares repurchased – November	0
Average cost per share	$0
Book value per share	$5.86
Trailing 12-month return on average shareholders’ equity	2.6%
Net unrealized pretax gains (losses) on investments	$(686.3)
Increase (decrease) from October 2008	$(286.2)
Increase (decrease) from December 2007	$(1,401.7)
Debt-to-total capital ratio	35.4%
Fixed-income portfolio duration	3.2 years
Weighted average credit quality	AA+
Year-to-date Gainshare factor[5]	.80

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $248.4 million.

2 As of November 30, 2008, we held certain hybrid securities and recognized a change in fair value of $43.6 million as a realized loss during the period we held these securities.

[3] Includes $5.3 billion of cash and U. S. Treasury securities prior to settling $.8 billion of net security transactions outstanding as of month-end.

[4] Includes $.8 billion of net unsettled security transactions (as discussed in note 3).

[5] Based on results as of November 30, 2008, no shareholder dividend would be payable for 2008 under our variable dividend policy since our year-to-date comprehensive net loss was less than after-tax underwriting income.

Monthly Commentary

•	During November, we realized $100.1 million of net realized gains, primarily from the sales of U.S. Treasury securities, as part of our tax planning strategy.

•

For November, we generated a comprehensive net loss of $48.9 million (which includes underwriting income, net investment income, as well as both realized gains and losses in securities and the change in unrealized gains and losses during the period); year-to-date our comprehensive net loss was $860.8 million.

•	Consistent with our policy, the review of securities for other-than-temporary impairment losses due to market-related factors will be completed at quarter end.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat, and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.